EXHIBIT 32.1
Certification of
Chief Executive Officer & Chief Financial Officer
of VCA Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this annual report on Form 10-K (the “Report”) for the period ended December 31, 2014 of VCA Inc. (the “Issuer”).

Each of the undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of VCA Inc., hereby certify that, to the best of each such officer’s knowledge:

(i)	the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:	February 27, 2015
/s/ Robert L. Antin
Robert L. Antin
Chairman of the Board, President and Chief Executive Officer

/s/ Tomas W. Fuller
Tomas W. Fuller
Chief Financial Officer, Principal Accounting Officer, and Vice President and Secretary